EXHIBIT 77 to Neuberger Berman Dividend
Advantage Fund Inc. NSAR 10/31/09

File Number: 81121499
CIK Number: 0001276893

SubItem 77C

Report of Votes of Stockholders
Special Meeting Held October 13, 2009
A Special Meeting of Stockholders of Neuberger
Berman Dividend Advantage Fund Inc. (the
Fund), was held on October 13, 2009. Stockholders were asked to approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.
PROPOSAL 1  TO APPROVE A PROPOSAL TO LIQUIDATE AND DISSOLVE THE
FUND, AS SET FORTH IN THE PLAN OF LIQUIDATION AND DISSOLUTION
ADOPTED BY THE BOARD OF DIRECTORS OF THE FUND.
Common and Preferred Shares

Votes Cast For			Votes Cast Against
[              ]		[              ]

Annual Meeting Held May 13, 2009
An Annual Meeting of Stockholders of the Fund was held on May 13, 2009. Upon completion of the acquisition of Neuberger Berman Management
LLC (Old Management) and Neuberger
Berman, LLC (NB, LLC) by NBSH Acquisition, LLC, an entity organized by key members of Neuberger Bermans senior management (the
Acquisition), the Funds management and
subadvisory agreements with Old Management and NB, LLC, respectively, automatically terminated. To provide for continuity of management, interim management and subadvisory agreements became effective upon completion of the Acquisition on May 4, 2009. Stockholders voted to approve a new management agreement between the Fund and a newlyformed successor entity to Old Management (New Management) and a new subadvisory agreement with respect to the Fund between New Management and Neuberger
Berman LLC (formerly known as
Neuberger Berman, LLC) (Neuberger).
Stockholders also voted to elect six Class I
Directors to serve until the annual meeting of stockholders in 2012, or until their successors are elected and qualified. Class II Directors (which include John Cannon, C. Anne Harvey, George W.
Morriss, Tom D. Seip and Jack L. Rivkin) and Class III Directors (which include Joseph V.
Amato, Martha C. Goss, Robert A. Kavesh,
Howard A. Mileaf, Edward A. OBrien and Candace L.
Straight) continue to hold office until the annual meeting in 2010 and 2011, respectively.
PROPOSAL 1 TO APPROVE A NEW MANAGEMENT AGREEMENT BETWEEN
THE FUND AND NEW MANAGEMENT
Common and Preferred Shares

Votes Cast For		Votes Cast Against	Abstentions		Broker NonVotes
[              ]	[              ]	[              ]	[              ]

PROPOSAL 2 TO APPROVE A NEW SUBADVISORY AGREEMENT WITH
RESPECT TO THE FUND BETWEEN NEW MANAGEMENT AND NEUBERGER
Common and Preferred Shares

Votes Cast For		Votes Cast Against	Abstentions		Broker NonVotes
[              ]	[              ]	[              ]	[              ]

PROPOSAL 3 TO APPROVE THE ELECTION OF SIX CLASS I DIRECTORS TO
SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2012:
Common and Preferred Shares

		Votes Cast For		Votes Withheld		Abstentions		Broker NonVotes

Faith Colish	[		]	[		]	[		]	[		]

Robert Conti	[		]	[		]	[		]	[		]

Michael M.
Knetter		[		]	[		]	[		]	[		]

Cornelius T.
Ryan		[		]	[		]	[		]	[		]

Peter P. Trapp	[		]	[		]	[		]	[		]